EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is entered into effective as of July 22, 2005 (the "Effective Date") by and between William McKnight, residing at [address] ("Employee"), and Conversion Services International, Inc., a Delaware corporation, with offices at 100 Eagle Rock Avenue, East Hanover, New Jersey 07936 (the "Company").

                                   WITNESSETH:

      WHEREAS, the Company is engaged in the business of data warehousing, data management, and business intelligence consulting; and

      WHEREAS, the Company and Employee are willing to commence an employment relationship, on the terms, conditions and covenants set forth in this Agreement;

      NOW, THEREFORE, in consideration of Employee's commencement of employment with the Company, the mutual covenants contained herein and other good and valuable consideration, the receipt of which the Company and Employee hereby acknowledge, Employee and the Company agree, as follows:

      1. Position. Employee agrees to employment with the Company, and the Company hereby employs Employee, in the position of Senior Vice President - Data Warehousing of the Company. Employee further agrees to perform the job duties and to carry out the responsibilities of that position, as such duties and responsibilities are set forth on Exhibit "A" attached hereto and made a part hereof for all purposes, as well as such other duties and responsibilities mutually agreed to, by Employee and Company. Company may not significanly change Employee's position, title or duties/responsibilties without his approval.

      2. Employee's Effort. Employee shall perform his duties in the capacity as an employee and in such capacity shall spend his full working time and best efforts, skill and attention to his position and to the business and interests of the Company.

      3. Salary and Benefits.

            (a) The Company (i) shall provide Employee with base compensation (the "Salary") for services rendered in the amount of Two Hundred Twenty Five Thousand Dollars ($250,000) per annum payable on a semi-monthly basis (which base compensation may be increased by the Board of Directors of the Company, or a committee thereof, in its sole discretion), (ii) shall provide Employee with an annual bonus, if any, as may be determined by the Board of Directors of the Company, or a committee thereof, in its sole discretion.

            (b) On each year's anniversary of this Agreement during the Initial Term (i.e., on July 21, 2006, 2007 and 2008), Employee may earn an additional sum up to $75,000 if the revenue influenced by Employee on behalf of the Company (from any clients and customers, and not just clients and customers of the former MAI) during that 12 month period equals at least the previous 12 month period's revenue. If this threshhold is not met, the Company nevertheless agrees to pay Employee a proportionate amount of the $75,000 amount.

            (c)The Employee will be entitled to participate in any bonus plan, incentive compensation program, or other employee benefit of the Company, such opportunity being equitable with others at the Senior Vice President title. Amount of bonus and incentive compensation will be determined by the Board of Directors of the Company or a committee thereof, in its sole discretion, beyond equitable levels of Senior Vice Presidents of the Company. Further, Employee will be entitled to receive full employee benefits according to the regular policies and procedures of the Company.

      4. Benefits.

            (a) Employee will be entitled to at least nine (9) paid holidays and two (2) personal days each calendar year. The Company will notify Employee on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Company and will not be unreasonably withheld. Such holidays must be taken during the calendar year and cannot be carried forward into the next year.

            (b) Employee shall be entitled to twenty (20) paid vacation days each calendar year of employment, and if unused it may be carried forward into subsequent years up to a maximum of five (5) days. It is expected that vacation days will be selected and utilized by Employee in his discretion without necessity of prior, Company approval.

            (c) Employee shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the Board of Directors of the Company.

            (d) The Company agrees to include and keep, during this Agreement, Employee in the group medical, dental, and hospital plan of the Company and provide group life insurance for Employee, all of the foregoing in accordance with standard Company policy to Employee. Employee shall be responsible for payment of any federal or state income tax imposed upon these benefits.

            (e) Employee shall be entitled to participate in any pension or profit sharing plan, incentive stock option plan or any other type of plan adopted by Company for the benefit of its officers and/or regular employees at a level similar to other Senior Vice Presidents of the Company.

            (f) The Company will provide to Employee the use of an automobile of Employee's choice at a monthly lease or loan payment price including insurance not to exceed One thousand one hundred fifteen Dollars ($1,115.00). The Company will pay all additional automobile operating expenses incurred by Employee in the performance of Employee's company duties, including, but not limited to, fuel costs.


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


            (g) Employee shall be entitled to reimbursement for all reasonable expenses, including travel, entertainment, broadband, and cell phone expense incurred by Employee in the performance of Employee's duties. Employee will maintain records and written receipt as required by the Company policy and reasonably requested by the Board of Directors of the Company to substantiate such expenses.

      5. Term; Termination. This Agreement and the status and obligations of Employee thereunder as an employee of the Company (except as provided for below) shall extend for an Initial Term (herein so called) of three (3) years from the Effective Date, such Initial Term to cease and terminate effective upon the close of business on July 21, 2008 (the "Expiration Date") unless earlier terminated pursuant to this Section 5 or further extended by the parties hereto in writing in a separate instrument; provided, however, that upon such date said termination shall not affect any rights that may have been specifically granted to Employee by the Board of Directors of the Company or a designated committee thereof pursuant to any of the Company's retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) or any other employee benefit plans sponsored by the Company, it being understood that no such rights are granted hereunder. In addition, notwithstanding the expiry or termination of this Agreement pursuant to this Section 5 or otherwise, Employee's rights and obligations under Sections 7 through 12 inclusive of this Agreement shall survive such termination or expiration of this Agreement in accordance with the terms of such Sections.

            (a) Termination with Notice by Either Party. After the expiration of the Initial Term, either party may terminate this Agreement for any reason or no reason upon fifteen (15) days prior written notice. At any time during the Initial Term, or during any extended term, Company may terminate Employee for Good Cause, subject to the applicable cure periods set forth below. In case of termination of Employee, Company agrees to pay Employee for compensation earned thru the termination date. If Employee is terminated without Good Cause , the Company shall pay Employee severance compensation the greater of (i) the remainder of Employee's compensation during the Initial Term, calculated at the rate of Salary in effect as of the date immediately preceding the date of termination and the cost of premiums for any Company sponsored insurance policy (or the cash equivalent), or (ii) his Salary plus cost of premiums for any Company sponsored insurance policy (or cash equivalent) for twelve (12) months.

            (b) Termination for Good Cause. "Good Cause" means any one or more of the following:

                  (1) a continuing material breach or continuing material default by Employee of the material terms of this Agreement (except any such breach or default which is caused by the physical disability or death of Employee) which remains uncured after twenty (20) days following Employee's receipt from the Company of written notice specifying such breach or default;

                  (2) gross negligence or willful misfeasance by Employee or the breach of fiduciary duty by Employee in the performance of his duties as an employee hereunder, which remains uncured after ten (10) days following Employee's receipt from the Company of written notice specifying such action or omission;


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


                  (3)  the   commission   by   Employee  of  an  act  of  fraud,
embezzlement or any other crime in connection with Employee's duties; or

                  (4) conviction of Employee of a felony or any other crime that would materially interfere with the performance of Employee's duties hereunder.

      In the event of a termination for Good Cause, the Company will pay Employee the Salary earned and expenses reimbursable under this Agreement incurred through the date of Employee's termination.

      6. Change in Control and Other Grounds Entitling Employee to Terminate.

            (a) "Change in Control" shall mean (a) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; (b) individuals who, as of the date hereof, consitute the entire Board of Directors of the Company, as applicable (the "Incumbent Directors," as applicable) cease for any reason to constitute at least a majority of the Board of Directors of the Company, as applicable, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of all of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director, as the case may be; (c) any consolidation or merger or other business combination of the Company with any other entity where the stockholders of the Company, as applicable, immediately prior to the consolidation or merger or other business combination would not, immediately after the consolidation or merger or other business combination, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger or other business combination (or its ultimate parent corporation, if any); (d) a third person, including a person defined in Section (13)(d)(3) of the Exchange Act, becomes the benefical owner (as defined in Section (13)(d)(3) of the Exchange
Act) directly or indirectly of shares of the Company representing fifty percent (50%) or more of the total number of votes that may be cast for the election of the Board of Directors of the Company; or (e) the Board of Directors of the Company adopts a resolution to the effect that a "Change In Control" has occurred for purposes of this Agreement.

            (b) Further, a Change in Control in the Company resulting in a material adverse change in duties, responsibilities or role, or reporting relationships of Employee will be treated as a termination by the Company without Good Cause if Employee so elects to treat such as a termination. If such termination without Good Cause occurs following a Change in Control, the Employee will be entitled to elect to terminate his employment hereunder and to receive his severance compensation and other rights and benefits pursuant to
Section 5(a) as if he were terminated by the Company without Good Cause and expenses reimbursable under this Agreement incurred through the date of Employee's termination, in one lump sum.


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


            (c) Upon a Change in Control and/or a termination of Employee without Good Cause, 100% of all unvested stock options and/or restricted shares held by Employee shall immediately vest with all restrictions being immediately released, Company will apply best efforts to register all remaining shares with the Securities and Exchange Commission thus resulting in the shares becoming free and tradable.

            (d) Further, any of the following shall constitute a termination by the Company without Good Cause, if Employee elects to treat such as a termination, entitling Employee to elect to terminate his employment hereunder and to receive his severance compensation and other rights and benefits pursuant to Section 5(a) as if he were terminated by the Company without Good Cause: (i) there shall be a continuing material breach or continuing material default by the Company of the material terms of this Agreement which remains uncured after twenty (20) days following the Company's receipt from the Employee of written notice specifying such breach or default; or (ii) if Employee shall no longer hold the position of Senior Vice President - Data Warehousing of the Company unless there is Good Cause for the removal of Employee from such position.

      7. Confidentiality. Employee shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time either during the term of this Agreement or thereafter, any trade secrets, knowledge, data or other information of the Company relating to the products, processes, know how, technical data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates which Employee may produce, obtain or otherwise learn of during the course of Employee's performance of services (collectively "Confidential Information"). Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company, except in connection with the discharge of his duties hereunder. The terms of this paragraph shall survive termination of this Agreement. Notwithstanding anything to the contrary herein, Employee shall not have any obligation to keep confidential any information (and the term "Confidential Information" shall not be deemed to include any information) that (a) is generally available to the public through no fault or wrongful act of Employee in breach of the terms hereof, (b) is disseminated by the Company or any of its affiliates publicly without requiring confidentiality,
(c) is required by law or regulation to be disclosed by Employee, or (d) is required to be disclosed by Employee to any government agency or person to whom disclosure is required by judicial or administrative process.

      8. Return of Confidential Material. Upon the completion or other termination of Employee's services for the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, notes and books and data of any nature pertaining to any invention, trade secret or Confidential Information of the Company or to Employee's services, and Employee will not take with him any description containing or pertaining to any Confidential Information, knowledge or data of the Company which Employee may produce or obtain during the course of his services. The terms of this paragraph shall survive termination of this Agreement.


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


      9. Competition.

      Employee shall not own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company or any other business, entity, agency or organization which engages in Competitive Activity during his employment by the Company. However, employee may serve as a director or consultant of an entity that is either a Company licensee, or, for non-licensees, in such capacity as the Board of Directors of the Company has granted him written permission.

      Employee will not do any of the following, either directly or indirectly, during Employee's employment with the Company and during the period of two (2) year after Employee's cessation of employment with the Company, anywhere in the United States. Notwithstanding the foregoing, Employee shall not be bound by any of the provisions of this Section 9 if he terminates this Agreement as provided by Section 6(c) or 6(d) herein. In the event that Employee improperly competes with the Company and/or CSI in violation of this Section, the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction:

            (a) For purposes of this Agreement, "Competitive Activity" shall mean any activity relating to, in respect of or in connection with, directly or indirectly, the data warehousing and business intelligence consulting business of existing, active Company clients or customers on the date of termination.

            (b) Employee shall not solicit or perform services in connection with any Competitive Activity for any current clients or customers of the Company; or

            (d)   Employee  shall not solicit for  employment or employ any then
                  current   employees   employed  by  the  Company  without  the
                  Company's consent.

                  Nothing in this Agreement shall preclude Employee from employment at a not-for-profit or governmental institution, provided that no for-profit business involved data warehousing and business intelligence consulting, directly or indirectly, derives a benefit from Employee's employment.

      10. Other Obligations.

            (a) Employee acknowledges that the Company from time to time may have agreements with other persons, which impose obligations or restrictions on the Company made during the course of work thereunder or regarding the confidential nature of such work. Employee will be bound by all such obligations and restrictions and will take all action necessary to discharge the obligations of the Company thereunder, to the extent Employee is fully informed of such obligations and restrictions ahead of time and such obligations and restrictions are reasonable.

            (b) All of Employee's obligations under this Agreement shall be subject to any applicable agreements with, and policies issued by the Company to which Employee is subject that are generally applicable to the executives of the Company.


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


            (c) Employee will have reasonable autonomy to develop the Southwest business for CSI and travel will not exceed 50%.

      11. Trade Secrets of Others. Employee represents that his performance of all the terms of this Agreement as employee to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or allow the Company to use, any confidential or proprietary information or material belonging to any other person or entity. Employee will not enter into any agreement, either written or oral, which is in conflict with this Agreement.

      12. Injunctive Relief. Employee acknowledges that any breach or attempted breach by Employee of paragraphs 7 through 12 of this Agreement shall cause the Company irreparable harm for which any adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach. Notwithstanding the foregoing, Employee shall not be liable for special damages of any kind, including punitive damages, consequential damages or lost profits.

      13. Modification. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in Employee's relationship with the Company or Employee's compensation shall not affect the validity or scope of this Agreement.

      14. Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof, it is Employee's entire agreement with the Company, superseding any previous oral or written communications, representations, understandings with the Company or any office or representative thereof. Each party to the Agreement acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of the Agreement.

      15. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fall on account thereof, but shall otherwise remain in full force and effect, and such paragraph or provision shall be enforced to the maximum extent permissible.


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


      16.  Successors  and  Assigns.   This  Agreement  shall  be  binding  upon
Employee's heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

      17. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey except for any conflicts of law rules thereof that might direct the application of the substantive law of another state.

      18. Counterparts. This Agreement may be signed in counterparts and by facsimile transmission, each of which shall be deemed an original and both of which shall together constitute one agreement.

      19. No Waiver. No waiver by either party hereto of any breach of this Agreement by the other party hereto shall constitute a waiver of any subsequent breach.

      20. Notice. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.


      The undersigned have executed this Agreement as of the date first forth above.


                                        CONVERSION SERVICES INTERNATIONAL, INC.

                                        By:/s/ Glenn Peipert
                                           -------------------------------------
                                        Name:    Glenn Peipert
                                        Title    Executive Vice President and
                                                 Chief Operating Officer


                                        /s/  William McKnight
                                        ----------------------------------------
                                        WILLIAM MCKNIGHT


                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]


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